Exhibit 99.2

Investor Update	Issue Date: October 16, 2018
This investor update provides guidance and certain forward-looking statements about United Continental Holdings, Inc. (the “Company” or “UAL”). The information in this investor update contains the preliminary financial and operational outlook for the Company for fourth-quarter and full-year 2018, among other items.

Fourth-Quarter and Full-Year 2018 Outlook (A)	Estimated 4Q 2018			Estimated FY 2018
Consolidated Capacity Year-Over-Year Change Higher/(Lower)	5.0%	-	6.0%	~4.9%

Adjusted Pre-Tax Margin[1] (Non-GAAP)	5.0%	-	7.0%

Revenue
Consolidated PRASM (¢/ASM)	13.61	-	13.87
Year-Over-Year Change Higher/(Lower)	3.0%	-	5.0%
Cargo and Other Revenue ($M)	$865	-	$965

Non-Fuel Operating Expense
Consolidated CASM Excluding Third-Party Business Expenses, Fuel & Profit Sharing[2] (¢/ASM) (Non-GAAP)	10.19	-	10.29	10.08	-	10.10
Year-Over-Year Change Higher/(Lower)	(1.0)%	-	0.0%	(0.3)%	-	(0.1)%
Third-Party Business Expenses[3] ($M)	$25	-	$35
Profit Sharing ($M)	$35	-	$75

Consolidated Fuel Expense
Fuel Consumption (Million Gallons)	1,015	-	1,035
Consolidated Average Aircraft Fuel Price per Gallon[4]	$2.41	-	$2.46

Adjusted Non-Operating Expense[5] ($M) (Non-GAAP)	$120	-	$150

Effective Income Tax Rate	20%	-	21%	20%	-	21%

Diluted Share Count[6] (M)	274

Adjusted Diluted Earnings Per Share[1] (Non-GAAP)				$8.00	-	$8.75

Adjusted Capital Expenditures[7] ($B) (Non-GAAP)				$3.6	-	$3.8

1.
Excludes special charges and the mark-to-market impact of equity investments, the nature of which are not determinable at this time, and imputed interest on certain capitalized leases. Accordingly, UAL is not providing earnings guidance on a GAAP basis.

2.	Excludes special charges, the nature of which are not determinable at this time.

3.	Third-party business revenue associated with third-party business expense is recorded in other revenue.

4.	Fuel price including taxes and fees. This price per gallon corresponds to fuel expense as reported in the income statement.

5.
Excludes the mark-to-market impact of equity investments, the nature of which is not determinable at this time, and imputed interest on certain capitalized leases. Accordingly, the Company is not providing non-operating expense guidance on a GAAP basis.

6.	Does not include an assumption related to future share repurchases. Diluted share count is approximately equal to basic share count.

7.
Excludes non-cash capital expenditures and fully reimbursable projects, the amount and timing of which are not determinable at this time. Accordingly, the Company is not providing capital expenditure guidance on a GAAP basis.

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Profit Sharing: Based on profit sharing plans in current labor agreements, the Company expects to pay:

•	Approximately 7.4% of total adjusted earnings up to a 6.9% adjusted pre-tax margin

•	Approximately 13.2% for any adjusted earnings above a 6.9% adjusted pre-tax margin

•	Approximately 1.7% for any adjusted earnings above the prior year’s adjusted pre-tax earnings
Adjusted earnings for the purposes of profit sharing are calculated as GAAP pre-tax earnings, excluding special charges, profit sharing expense and share-based compensation program expense. The Company estimates that share-based compensation expense for the purposes of the profit sharing calculation will be approximately $95 million for the full year 2018.

Taxes: The Company expects a tax rate of approximately 20% to 21% for the full year 2018. The effective tax rate for the year reflects the reduced federal corporate income tax rate as a result of the enactment of the Tax Cuts and Jobs Act in December 2017, the impact of a change in the mix of domestic and foreign earnings and one-time non-reoccurring tax credits. The Company’s net operating loss carryforwards are expected to offset taxable income and no material cash taxes are expected to be paid in 2018.

Share Repurchase Program: The Company purchased $34 million in shares of its common stock in the third quarter and has purchased just over $1 billion of its shares through the first three quarters of the year at an average price of $68.16. The Company's repurchase strategy for the last few quarters has been to use a grid-based 10b5-1 trading program. The Company's trading grid for the quarter was established before its second-quarter earnings call in July. The grid allows for opportunistic purchases, which generally means buying more if the stock declines and less if the stock increases. Given the outperformance of the stock since the second-quarter earnings call, at one point up about 26%, the maximum repurchase price in the grid was exceeded, which impacted the level of repurchases in the third quarter.

Fleet Plan: As of October 16, 2018, the Company’s fleet plan was as follows:

	YE 2017	YE 2018	FY Change
B777-200/300	88	92	4
B787-8/9/10	33	40	7
B767-300/400	51	54	3
B757-200/300	77	77	—
B737 MAX 9	—	10	10
B737-700/800/900	329	329	—
A319/A320	166	166	—
Total Mainline Aircraft	744	768	24

Q200	7	—	(7)
Embraer ERJ 135	3	—	(3)
Embraer ERJ 145	168	176	8
CRJ200	85	128	43
CRJ700	65	64	(1)
Embraer 170	38	38	—
Embraer E175	152	153	1
Total Regional Aircraft	518	559	41

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(A) GAAP to Non-GAAP Reconciliations
UAL is providing guidance utilizing various accounting principles generally accepted in the United States of America ("GAAP") and Non-GAAP financial measures, including adjusted pre-tax margin, consolidated cost per available seat mile (“CASM”) excluding special charges, third-party business expenses, fuel and profit sharing, adjusted nonoperating expense, adjusted diluted earnings per share and adjusted capital expenditures. CASM is a common metric used in the airline industry to measure an airline's cost structure and efficiency. Non-GAAP financial measures are presented because they provide management and investors the ability to measure and monitor UAL’s performance on a consistent basis.

UAL believes that adjusting for special charges is useful to investors because special charges are not indicative of UAL's ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, and fuel sales, provides more meaningful disclosure because these expenses are not directly related to UAL's core business. UAL believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. UAL believes excluding profit sharing allows investors to better understand and analyze our operating cost performance and provides a more meaningful comparison of our core operating costs to the airline industry. UAL believes that adjusting for interest expense related to capital leases of Embraer ERJ 145 aircraft is useful to investors because of the accelerated recognition of interest expense.

Reconciliations of reported Non-GAAP financial measures to the most directly comparable GAAP financial measures are included below.

	Estimated			Estimated
CASM Consolidated Operations (cents)	4Q 2018			FY 2018
Cost per available seat mile (CASM) excluding special charges (a) (Non-GAAP)	13.85	-	14.16	13.63	-	13.72
Third-party business expenses	0.04	-	0.05	0.04	-	0.05
Fuel expense (b)	3.57	-	3.71	3.41	-	3.45
Profit sharing, including taxes	0.05	-	0.11	0.10	-	0.12
CASM, excluding special charges, third-party business expenses, fuel, and profit sharing (Non-GAAP)	10.19	-	10.29	10.08	-	10.10

(a) Excludes special charges, such as the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special charges throughout the year, at this time the Company is unable to provide an estimate of these charges with reasonable certainty.
(b) Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.

	Estimated
Non-Operating Expense ($M)	4Q 2018
Non-Operating Expense excluding the mark-to-market impact of equity investments (c) (Non-GAAP)	$130	-	$165
Interest expense on ERJ 145 capital leases	$10	-	$15
Adjusted Non-Operating Expense (Non-GAAP)	$120	-	$150
(c) Excludes the mark-to-market impact of equity investments, the nature of which is not determinable at this time.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally, including political developments that may impact our operations in certain countries; demand for travel and the impact that global economic and political conditions have on customer travel patterns; competitive pressures on pricing and on demand; demand for transportation in the markets in which we operate; our capacity decisions and the capacity decisions of our competitors; the effects of any hostilities, act of war or terrorist attack; the effects of any technology failures or cybersecurity breaches; the impact of regulatory, investigative and legal proceedings and legal compliance risks; disruptions to our regional network; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of our aircraft orders; potential reputational or other impact from adverse events in our operations, the operations of our regional carriers or the operations of our code share partners; our ability to attract and retain customers; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; the impact of any management changes; our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to any fuel or currency hedging programs; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; an outbreak of a disease that affects travel demand or travel behavior; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); industry consolidation or changes in airline alliances; our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; the costs and availability of aviation and other insurance; weather conditions; our ability to utilize our net operating losses to offset future taxable income; the impact of changes in tax laws; the success of our investments in airlines in other parts of the world; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

For further questions, contact Investor Relations at (872) 825-8610 or investorrelations@united.com .

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